Daszkal Bolton
                               Manela Devlin & Co.
                          CERTIFIED PUBLIC ACCOUNTANTS

MICHAEL J. DASZKAL, CPA, P.A.                     Member of
JEFFREY A. BOLTON, CPA, P.A.                      American Institute of
ROBERT A. MANELA, CPA, P.A.                       Certified Public Accountants -
TIMOTHY R. DEVLIN, CPA, P.A.                      SEC and Private Companies
MICHAEL S. KRIDEL, CPA, P.A.                      Practice Sections



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on form S-8 of AmeriNet Group.com, Inc. (the "Company") of our report dated September 11, 2000 in the Company's Annual Report on Form 10- KSB



                     /s/ Daszkal Bolton Manela Devlin & Co.



Boca Raton, Florida
June 5, 2001


    2401 N.W. Boca Raton Boulevard, Suite 100, Boca Raton, Florida 33431-6639
                         561.367.1040 * Fax 561.750.3236